EX- 32.1

                            CERTIFICATION PURSUANT TO
                               SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of DATAMEG Corp. (the "Company") on Form 10-QSB/A for the fiscal quarter ended March 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew Benson, President and Sole Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of DATAMEG Corp. (the "Registrant"), certify certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information  contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
                                         By: /s/ Andrew Benson
                                         ----------------------------
                                         Andrew Benson
                                         President and Sole Director
                                        (Principal Executive Officer, Principal
                                         Financial Officer and Principal
                                         Accounting Officer)

January 21, 2004